Exhibit 99.1



                                                For Further Information:
                                                Richard A. Michaelson
                                       			 					Phone: (818) 758-6607


IMMEDIATE RELEASE
June 21, 1996


    UNILAB CORPORATION TO LIST ON AMERICAN STOCK EXCHANGE


TARZANA, CA, June 21, 1996 -- UNILAB Corporation (NASDAQ:ULAB) today announced that it will list its common shares on the American Stock Exchange under the new ticker symbol "ULB". Trading is expected to begin on Monday, June 24th. The Company's shares currently trade on the National Market System (Nasdaq) under the symbol "ULAB".

"We are pleased to join the AMEX", Andrew Baker, Chairman and CEO of Unilab stated. "As one of the world's premier auction markets, we believe our shareholders will benefit from the excellent market visibility and quality of the American Stock Exchange."

Unilab Corporation is the largest provider of clinical laboratory testing services in California through its primary testing facilities in Los Angeles, San Jose and Sacramento and over 200 regional service and testing facilities located throughout the state.


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